Exhibit 6.5


NEITHER THIS SECURITY NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS SECURITY NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION AS TO SUCH SECURITY OR SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGIS-TRATION IS NOT REQUIRED.

No. 3
CPT Holdings, Inc.
1430 Broadway
New York City, New York  10018

                  COMMON STOCK PURCHASE WARRANT

                  Dated as of February 1, 1996

               Void after Warrant Expiration Date

                 300,000 Shares of Common Stock

     THIS CERTIFIES that, in consideration of advances made pursuant to that certain Line of Credit Agreement dated as of February 1, 1996 between CPT HOLDINGS, INC., a Minnesota corporation (the "Company"), and TRINITY INVESTMENT CORP., a Delaware corporation (the "Original Holder"), which is good and valuable consideration herefor, the Original Holder, or any Permitted Transferee (as hereinafter defined), is entitled, at any time during the Warrant Exercise Period (as hereinafter defined), to subscribe for and purchase from the Company that number of fully paid and non-assessable shares of the Company's Common Stock, par value Five Cents ($0.05) per share, as shall be equal to the Initial Warrant Number (as hereinafter defined) at that price per share as shall be equal to the Initial Exercise Price (as hereinafter defined); subject, however, to adjustment both as to such number of shares and such price as hereinafter set forth.

     This Warrant has been issued by the Company to the Original Holder under the terms of, and as provided and contemplated by, that certain Warrant Purchase Agreement, dated as of February 1, 1996 (herein, as so amended and from time to time in effect, called the "Purchase Agreement"), between the Company and the Original Holder.

     Copies of the Purchase Agreement are on file and available for inspection at the offices of the Company in New York City, New York or at such other office of the Company as the Company shall designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company.


     This Warrant is subject to the following terms and conditions:

     1.   Common Stock, Warrant Common Stock, and Other Defined
Terms.

          1.1. For the purposes of this Warrant: (a) "Common Stock" shall mean and include the Company's Common Stock author-ized as at the date of this Warrant, and shall include also any other capital stock of the Company of any class or series which shall be authorized at any time after the date of this Warrant and issued in exchange for or in replacement of the Company's Common Stock and which shall have the right to participate in the distribution of earnings and assets of the Company without limitation as to amount; (b) "Warrant Common Stock" shall mean the Common Stock authorized as of the date of this Warrant and issuable upon the exercise of this Warrant or any warrants delivered in substitution or exchange herefor; (c) "Convertible Securities" shall mean and include any securities of any kind (including, without limitation, promissory notes) convertible into or exchangeable for shares of Common Stock, and also any options, warrants or other rights of any kind to purchase, subscribe for or acquire (with or without consideration) any shares of Common Stock or any Convertible Securities; and (d) "Securities" shall mean Common Stock and Convertible Securities.

          1.2. For all purposes of this Warrant, the following terms shall have the respective meanings set forth below:

                 (a)  "Exercise Price" shall mean the Initial
Exercise Price as the same shall be adjusted from time to time pursuant to Section 6 and/or 7 hereof; provided, however, the Exercise Price shall not be less than the then-current par value per share of the Warrant Common Stock.

                 (b) "Holder" shall mean the Original Holder or any Permitted Transferee who shall, from time to time, be the registered holder of this Warrant.

                 (c)  "Initial Exercise Price" shall mean Four
Dollars ($4.00) per share of Warrant Common Stock.

                 (d) "Initial Warrant Number" shall mean three hundred thousand (300,000) shares of Warrant Common Stock.

                 (e)  "Original Issue Date" shall mean the
effective date hereof.

                 (f)  "Permitted Transferee" shall mean, in
relation to Holder:

                      (i)  any "Affiliated Person," as that term
is defined in Section 2 of the Investment Company Act of 1940, as amended, of such Holder to which this Warrant is transferred or assigned (but not sold); or

                      (ii) any person who shall acquire this
Warrant from such Holder in a transaction which does not constitute a public offering and for which the Company has received an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). In addition, such transaction shall not violate or contravene the terms of
Section 5.1 of the Purchase Agreement.

                 (g) "Warrant Exercise Period" shall mean the period beginning one hundred eighty (180) days after the date of this Warrant and ending on the Warrant Expiration Date.

                 (h) "Warrant Expiration Date" shall mean 6:00 p.m. local time in New York City, New York on January 31, 2006.

                 (i)  "Warrant Number" shall mean the Initial
Warrant Number as the same shall be adjusted from time to time pursuant to Article 6 and/or 7 hereof.

     2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by Holder, in whole or in part (but not as to any fractional share of Warrant Common Stock), at any time or from time to time during the Warrant Exercise Period until the Warrant Expiration Date, by the surrender of this Warrant, the Subscription Form annexed hereto (duly executed) and the Investment Letter (as hereinafter defined) at the office of the Company in New York City, New York (or at such other office of the Company as the Company shall designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment to the Company of the aggregate Exercise Price for the shares thereby purchased; provided, however, that the Company can unilaterally postpone the effective date of exercise of any part of this Warrant (but not beyond the Warrant Expiration Date) for a reasonable period of time, not to exceed ninety (90) days, if the Company has been advised by legal counsel that (i) there is then available no exemption from the registration requirements of the Securities Act and applicable state securities laws for the issuance and sale of the Warrant Common Stock if there is in effect no current registration statement with respect to the Warrant Common Stock or (ii) the Company would be required to disclose a material transaction or other material fact to the Holder, and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. In the event that the effective date of exercise of any part of this Warrant is postponed by the Company pursuant to this
Section 2, (x) the Company promptly shall so notify the Holder and deposit the payment of the Exercise Price tendered by the Holder in an escrow account for the benefit of Holder, (y) if the postponement is based on clause (ii) of the foregoing sentence, the Company shall verify the Holder's intention to proceed with such exercise following public disclosure of the material transaction or other material fact that gave rise to such postponement and (z) the Company shall pay or distribute to the Holder any dividend, distribution or other amount that the Holder would have received if the exercise had not been postponed pursuant hereto.

     The Company agrees that, if at the time of such surrender and purchase (or the expiration of any postponement of the effective date of exercise pursuant hereto) Holder shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to Holder as the record owner of such shares as of the close of business of the Company on the effective date on which this Warrant shall have been exercised as aforesaid.

     The Company covenants that all shares of Warrant Common
Stock which may be issued upon the exercise of this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof.

     The certificates for the shares of Warrant Common Stock so purchased shall be delivered to Holder within a reasonable time, not exceeding thirty (30) days, after the date on which the rights represented by this Warrant shall have been so exercised (or the expiration of any postponement of the effective date of exercise pursuant hereto), and shall bear the following legend, if applicable:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER
          THE SECURITIES ACT OF 1933, AS AMENDED, OR
          APPLICABLE STATE SECURITIES LAWS.  IT MAY NOT
          BE SOLD, OFFERED FOR SALE, PLEDGED OR
          HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
          REGISTRATION STATEMENT AS TO SUCH SECURITY OR
          AN OPINION OF COUNSEL SATISFACTORY TO THE
          COMPANY THAT SUCH REGISTRATION IS NOT
          REQUIRED."

     In the event of the purchase, at any time prior to the Warrant Expiration Date, of less than all of the shares pur-chasable hereunder, the Company will cancel this Warrant upon surrender thereof, and will forthwith execute and deliver to Holder a new warrant of like tenor and date for the balance of the shares of Warrant Common Stock purchasable hereunder. Unless such exercise is made in connection with a public offering of the Company's Common Stock, including such shares of Warrant Common Stock, Holder will deliver to the Company a letter (the "Investment Letter") expressing Holder's intention to purchase the shares of Warrant Common Stock for investment purposes only and not for distribution and verifying that Holder (i) has been furnished with, or has had access to, all information concerning the Company, and has had an opportunity to ask questions of officers of the Company, as Holder has deemed necessary or appropriate in order to enable it to make an informed investment decision with respect to such exercise of this Warrant, (ii) has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of its purchase of the Warrant Common Stock upon exercise of this Warrant and (iii) is able to bear the economic risks of investment in the Warrant Common Stock, including a complete loss of its investment therein and the risks of holding such shares for an indefinite period of time.

     Payment of the applicable Exercise Price may be made (a) by cash or (b) by good check payable to the Company.

     Any other provisions of this Warrant to the contrary not-withstanding, neither the Original Holder nor any Permitted Transferee shall be entitled to exercise the rights under this Warrant to purchase securities of the Company if, as a result of such purchase, Holder and all affiliates of such Holder, taken together, would own, control or have power to vote securities of the Company in violation or contravention of any law or regula-tion or any judgment, decree or order of any governmental author-ity then applicable to such Holder and its affiliates. For the purposes of this paragraph, a written statement of the Holder delivered to the Company upon surrender of this Warrant, to the effect that the Holder is legally entitled to exercise its rights under this Warrant to purchase securities of the Company and that such purchase will not violate or contravene any law or regulation or any judgment, decree or order of any governmental authority then applicable to the Holder and its affiliates, shall be conclusive and binding upon the Company and shall absolutely obligate and bind the Company to deliver, in accordance with the other terms and provisions hereof, certificates or other appro-priate instruments representing the securities so purchased.

     3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant or any portion thereof. With respect to any fraction of a share called for upon the exercise of this Warrant or any portion thereof, an amount equal to such fraction multiplied by the then current value of a share of Warrant Common Stock [as determined in good faith by the Board of Directors of the Company (the "Board")] shall be paid to Holder in cash by the Company.

     4. Charges, Taxes and Expenses. Issuance of certificates for shares of Warrant Common Stock upon the exercise of this Warrant or any portion thereof shall be made without charge to Holder for any issue or transfer taxes or any other incidental expenses in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of Holder.

     5. Certain Obligations of the Company. The Company will from time to time, in accordance with the laws of its state of incorporation, take action to increase the authorized amount of its Warrant Common Stock if at any time the number of shares of such Warrant Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant.

     The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, the number of shares of Warrant Common Stock purchasable and deliverable hereunder.

NOT LESS THAN SIXTY (60) AND NOT MORE THAN ONE HUNDRED EIGHTY
(180) DAYS PRIOR TO THE WARRANT EXPIRATION DATE, THE COMPANY SHALL SEND TO THE REGISTERED HOLDER HEREOF A WRITTEN NOTICE WHICH SHALL REFER TO THIS WARRANT AND STATE THE WARRANT EXPIRATION DATE. UPON REQUEST OF HOLDER, THE COMPANY SHALL PROMPTLY PROVIDE TO HOLDER A WRITTEN NOTICE SPECIFYING (1) THE APPLICABLE EXERCISE PRICE AT THE DATE OF SUCH NOTICE AND (2) THE NUMBER OF SHARES WHICH CAN BE PURCHASED HEREUNDER AT THE DATE OF SUCH NOTICE.

     The Company further covenants that it will, at its expense, prior to the issuance of any shares of Warrant Common Stock upon exercise of this Warrant, procure the listing on all stock exchanges (if any) on which the Common Stock is then listed of all of said shares of Warrant Common Stock.

     The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of this Warrant) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the material per-formance or observance of any of the covenants, stipulations or conditions in this Warrant to be observed or performed by the Company. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provi-sions of this Warrant in a reasonable manner and in the taking of all other action which may be necessary in order to protect the rights of Holder against dilution.

     The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, of each change in the location of such office.

     6.   Adjustment of Exercise Price and Warrant Number.  The
Exercise Price and the Warrant Number shall be subject to adjust-ment from time to time at any time after the Original Issue Date as follows:

          6.1. If (and on each occasion that) the Company shall, at any time after the Original Issue Date, (a) issue any shares of Common Stock as a dividend or distribution, or (b) issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock by reclassification or otherwise, then (i) the then-current Exercise Price shall be adjusted to a price determined by dividing (x) the number of shares of Common Stock outstanding immediately prior to such dividend, subdivision or combination, multiplied by the then current Exercise Price, by (y) the total number of shares of Common Stock outstanding immediately after such issue, and the resulting quotient shall be the adjusted Exercise Price per share; and (ii) the then-current Warrant Number shall be adjusted to a number determined by dividing (x) the total number of shares of Common Stock outstanding immediately after such dividend, subdivision or combination, multiplied by the then-current Warrant Number, by (y) the number of shares of Common Stock outstanding immediately prior to such issue, and the resulting quotient shall be the adjusted Warrant Number.

          6.2. In case the Company shall, at any time after the Original Issue Date, declare a dividend or make a distribution upon the Common Stock payable otherwise than in Common Stock, then thereafter Holder, upon the exercise of any of the rights represented by this Warrant, will be entitled to receive the number of shares of Warrant Common Stock being purchased upon such exercise and, in addition and without further payment, the cash, stock or other securities and other property which Holder would have received by way of dividends and distributions (other-wise than in Common Stock) if such Holder (a) had exercised this Warrant immediately prior to the declaration of such dividend or the making of such distribution so as to be entitled thereto, and
(b) had retained all dividends in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

     7.   Sale of Shares Below Exercise Price.

          7.1. If at any time or from time to time after the Original Issue Date, the Company shall issue or sell Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of shares of Common Stock as provided in Section 6.1 hereof, for a consideration per share less than the then-existing Exercise Price, then and in each case
(a) the then-current Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Exercise Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Shares of Common Stock so issued; and (b) the then-current Warrant Number shall be adjusted to a number determined by (i) multiplying (A) the then-current Exercise Price (before adjustment for this latest issuance or sale of Additional Shares of Common Stock which is triggering an adjustment hereunder by
(B) the then-current Warrant Number (before adjustment for this latest issuance or sale of Additional Shares of Common Stock which is triggering an adjustment hereunder) and (ii) dividing such product by the Exercise Price in effect after adjustment for this latest issuance or sale of Additional Shares of Common Stock which is triggering an adjustment hereunder.

          7.2. For the purpose of making any adjustment in the Exercise Price or the Warrant Number as provided Section 7.1 hereof, the consideration received by the Company for any issue or sale of securities shall: (a) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by the Company in connection with such issue or sale; (b) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Company's Board of Directors; and (c) if Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Company's Board of Directors to be allocable to such Additional Shares of Common Stock or Convertible Securities.

          7.3.   For the purpose of the adjustment provided in
Section 7.1 hereof, if at any time or from time to time after the Original Issue Date, the Company shall issue any Convertible Securities, then, in each case, if the Effective Price (as hereinafter defined) of such Convertible Securities shall be less than the then existing Exercise Price, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities, plus, in the case of options or rights, the minimum amounts of consideration, if any, payable to the Company upon exercise or conversion of such options or rights. For purposes of this Section 7.3, "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Exercise Price adjusted upon the issuance of such Convertible Securities shall be made as result of the actual issuance of Additional Shares of Common Stock on the exercise or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price and the Warrant Number adjusted upon the issuance of such Convertible Securities shall be readjusted to the Exercise Price and the Warrant Number that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

          7.4. For the purpose of the adjustment provided for in Section 7.1 hereof, if at any time or from time to time after the Original Issue Date the Company shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then current Exercise Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options plus the minimum amount of consideration, if any, payable to the Company upon the conversion of such Convertible Securities. For purposes of this
Section 7.4, "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section 7.3 above for the readjustment of such Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this Section 7.4.

          7.5. The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Company after the Original Issue Date, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon exercise of this Warrant.

     8. Notice of Adjustment of Exercise Price and Warrant Number. Upon any adjustment of the Exercise Price and/or an increase or decrease in the number of shares of Warrant Common Stock issuable upon exercise of this Warrant, then, and in each case, the Company, within thirty (30) days thereafter, shall give notice thereof in writing in accordance with Section 16 hereof to Holder stating the event causing such adjustment, including a description of the number of Additional Shares of Common Stock and the exercise or sales price attributable thereto, if applicable. In such event, Holder may request, and the Company shall promptly provide to Holder, a notice with the new adjusted Exercise Price and the increased or decreased number of shares issuable upon exercise of this Warrant, which sets forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Where appropriate and reason-able, such notice may be given in advance and included as a part of the written notice required to be given pursuant to Section 10 hereof.

     9. Effect of Reorganization, Reclassification, Consolida-tion, Merger, etc. If, at any time after the Original Issue Date while this Warrant is outstanding, there should be any capital reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares pro-vided for in Section 6.1 hereof) or any consolidation or merger of the Company with another corporation or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, Holder shall thereafter, upon exercise of this Warrant, be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Common Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or other transfer if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or other transfer; and, in any such case, appro-priate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holder thereafter to the end that the provisions set forth herein (including those relating to adjustments of the Exercise Price and the number of shares issuable upon the exer-cise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or other transfer and Holder had carried out the terms of the exchange as provided for by such capital reorganiza-tion, reclassification of capital stock, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument, deemed by the Company's Board of Directors to be satisfactory in form and substance, the obligation to deliver to Holder such shares of stock, securities, cash or property as such Holder shall be entitled to purchase in accordance with the foregoing provisions.

     10.  Prior Notice of Certain Events.  In case at any time:

          10.1. the Company shall pay any dividend payable in any capital stock upon its Common Stock or make any distribution to the holders of its Common Stock; or

          10.2. there shall be any capital reorganization or reclassification of the capital stock of the Company, or con-solidation or merger of the Company with another corporation (other than a reincorporation merger) or a sale of all or sub-stantially all its assets; or

          10.3. the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

          10.4. there shall be a voluntary or involuntary dis-solution, liquidation or winding-up of the Company;

then, in any of said cases, the Company shall give prior written notice, by first-class mail, postage prepaid, addressed to Holder at the address of such Holder as shown on the registration books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is reasonably expected to take place, as the case may be. Such notice shall also specify the expected date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given at least thirty (30) days prior to the action in question and not less than thirty (30) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

     11.  No Rights or Responsibilities as Stockholder.  This
Warrant neither entitles Holder to any rights, nor subjects
Holder to any responsibilities, as a stockholder of the Company.

     12. Exchange. This Warrant is exchangeable, upon the sur-render hereof by Holder at the principal office of the Company in New York City, New York, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares of Warrant Common Stock purchasable hereunder, each of such new warrants to represent the right to purchase such number of shares of Warrant Common Stock as shall be designated by Holder at the time of such surrender.

     13.  Loss, Theft, Destruction or Mutilation of Warrant.
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and date, in lieu of this Warrant.

     14. Title of Warrant. This Warrant and all rights here-under are transferable, in whole but not in part, only to a Permitted Transferee, at the office or agency of the Company, by Holder in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat Holder as the owner hereof for all purposes.

     15. Lapse of Warrant. Notwithstanding anything in this Warrant to the contrary, this Warrant and Holder's rights hereunder shall immediately lapse in the event that it is determined by the Internal Revenue Service or by the Company's independent accountants that the issuance of this Warrant has caused an Ownership Change under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), unless it is also determined that an "Ownership Change" under Section 382 of the Code will have occurred on or before the date of such determination by reason of transactions other than the issuance of this Warrant.

     16. Communications and Notices. All communications and notices hereunder must be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by facsimile machine or telex, and, if to the Company, shall be addressed to it at the address set forth on the first page hereof, or at such other address as the Company may hereafter designate in writing by notice to Holder, and, if to such Holder, addressed to Holder at the address of Holder as shown on the books of the Company.

     17. Sundays, Holidays, etc. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday or a Saturday or shall be a legal holiday or a day on which banking institutions in the District of Columbia are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in the District of Columbia are authorized or required by law to remain closed.

     18.  Miscellaneous.

          18.1. THIS WARRANT SHALL BE BINDING UPON THE COMPANY'S SUCCESSORS IN TITLE AND ASSIGNS. THIS WARRANT SHALL CONSTITUTE A CONTRACT UNDER SEAL AND, FOR ALL PURPOSES, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF MINNESOTA.

          18.2. Reference is made to the Purchase Agreement. For all purposes of the Purchase Agreement: (i) the Original Holder hereof or any Permitted Transferees shall be deemed to be a "Holder" as defined in the Purchase Agreement; and (ii) the Original Holder hereof and any Permitted Transferee shall be bound by all of the terms and conditions contained in, and entitled to all of the benefits of, the Purchase Agreement.

          18.3. Notwithstanding anything contained in Article 6 or 7 to the contrary, with Holder's prior written consent, the formulae used to calculate the Exercise Price and number of shares issuable under this Warrant at any time under Article 6 or 7 may be amended or ignored in favor of a more equitable adjustment of the same to preserve Holder's economic benefits and ownership interests in the Company.

     IN WITNESS WHEREOF, CPT Holdings, Inc. has caused this
Common Stock Purchase Warrant to be signed in its corporate name by its duly authorized officers.

Dated as of:  February 1, 1996

                                CPT HOLDINGS, INC.,
                                   a Minnesota corporation



                                By: /s/ William L. Remley
                                   William L. Remley, President


                      FORM OF SUBSCRIPTION


     (To be signed only on exercise of Common Stock Purchase
     Warrant)


     TO:  CPT HOLDINGS, INC.

          The undersigned, the registered holder of the within Common Stock Purchase Warrant of CPT HOLDINGS, INC. hereby irrevocably elects to exercise this Common Stock Purchase
     Warrant for, and to purchase thereunder,          * shares
     of Common Stock of CPT HOLDINGS, INC., and the undersigned
     herewith makes payment of $               therefor, and
     requests that the certificates for such shares be issued in
     the name of, and delivered to,                      , whose
     address is                                            .

     Dated:                     By:
                                     (Signature must conform in
                                     all respects to name of
                                     registered holder as
                                     specified on the face of the
                                     Warrant)









                                     (Address)



Signed in the presence of:




     *Insert here the number of shares (all or part of the number of shares called for in the Common Stock Purchase Warrant) as to which the Common Stock Purchase Warrant is being exercised with-out making any adjustment for any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Common Stock Purchase Warrant, may be deliverable on exercise.

                       FORM OF ASSIGNMENT



     (To be signed only on transfer of Common Stock Purchase
     Warrant)



     For value received, the undersigned hereby sells, assigns,
and transfers unto                         the right represented
by the within Common Stock Purchase Warrant to purchase all of the shares of Common Stock of CPT HOLDINGS, INC. to which the within Common Stock Purchase Warrant relates, and appoints
      Attorney to transfer such right on the books of CPT HOLDING, INC. with full power of substitution in the premises.



Dated:                       By:
                                (Signature must conform in all
                                respects to name of registered
                                holder as specified on the face
                                of the Warrant)







                                (Address)



Signed in the presence of: